Flexsteel Industries, Inc. Announces Change to Board of Directors

DUBUQUE, Iowa – September 11, 2026 – Flexsteel Industries, Inc. (NASDAQ:FLXS) (“Flexsteel” or the “Company”), one of the largest manufacturers, importers, and marketers of residential furniture products in the United States, today announced the appointment of Dr. Anand Kangala as an independent director of the Company effective September 10, 2026. Dr. Kangala will also serve on the Board’s Audit & Ethics Committee.

"We are pleased to welcome Anand to the Flexsteel Board," said Jeanne McGovern, Chair of the Board. "Anand brings deep experience leading digital transformation, enterprise technology modernization and AI-enabled business improvement in consumer-facing businesses. His background is highly relevant to Flexsteel's strategic priorities, including strengthening our consumer focus, improving execution, using data and technology more effectively, and generating profitable growth."

"Anand has demonstrated the ability to connect technology strategy with measurable operating and financial outcomes," said Derek Schmidt, President and CEO of Flexsteel. "That perspective will be valuable as we continue to build stronger digital capabilities, improve how we serve customers and consumers, and make disciplined investments that support long-term shareholder value. His experience also adds important Board oversight perspective in areas such as enterprise systems, data, AI and technology-enabled risk management."

Professional Background of Anand Kangala

Dr. Anand Kangala is Chief Digital and Technology Officer of Trex Company, Inc., the world’s largest manufacturer of high-performance, eco-friendly wood-alternative decking and railing products. Since joining Trex in 2024, he has led the company’s enterprise transformation, advancing its digital, technology, and AI capabilities to improve customer and consumer experiences and support growth, innovation, and operational excellence.

At Trex, Dr. Kangala has helped shape the company’s strategy for digitally connecting consumers, trade professionals, and channel partners across the end-to-end journey, from inspiration and design through quoting, purchasing, and fulfillment. He leads the advancement of digital, data, AI, and enterprise capabilities supporting growth, innovation, productivity, and operational excellence, including AI-enabled consumer experiences, intelligent sales and decision support, and modernization of the company’s core technology platforms

Prior to Trex, Dr. Kangala held senior digital transformation and technology leadership roles at The Home Depot, Edward Jones, Carter’s, Cato Corporation and Lowe’s Companies. At The Home Depot, he helped define and lead key elements of the company’s enterprise transformation strategy, advancing digital, technology, data, and omnichannel capabilities at significant scale. His experience across manufacturing, retail and financial services provides Flexsteel’s Board with added perspective on growth strategy, consumer engagement, enterprise modernization, technology investment discipline and governance of emerging technology risks.

385 Bell Street T 563.556.7730 flexsteel.com

Dubuque, IA 52001

About Flexsteel

Flexsteel Industries, Inc. and Subsidiaries (the “Company,” “Flexsteel,” or “Our”) is one of the largest residential furniture manufacturers, importers, and marketers in the U.S. Flexsteel addresses different consumer groups through our core brand, Flexsteel, and several category-specific sub-brands: Zecliner, Statements, Zen, Perfect Match, and Pulse, all of which have unique value propositions tailored to specific consumer needs. We offer a wide assortment of product solutions for different areas within the home including stationary and motion sofas, loveseats, chairs, and sectionals, as well as bedroom furniture, dining tables and chairs, occasional and entertainment tables, and kitchen storage. For more than 130 years, Flexsteel has strived to create strong consumer value with unmatched quality, comfort, and durability, backed by innovation and highlighted by its patented Blue Steel Spring technology, designed to deliver lasting comfort and support. Today, Flexsteel products are available nationwide through retail partners and online channels.

INVESTOR CONTACT:

Mike Ressler, Flexsteel Industries, Inc.

563-585-8116

investors@flexsteel.com

385 Bell Street T 563.556.7730 flexsteel.com

Dubuque, IA 52001